Exhibit 10.1

AMENDED CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of June 15, 2016, is an amended agreement to the agreement between the parties signed on January 5, 2015, and is by and among Vivakor, Inc., a Nevada corporation (“Vivakor”), and Sustainable Fuels Incorporated., an incorporated entity (“SFI” or “Sustainable Fuels Incorporated”).

WHEREAS, SFI has developed and owns all proprietary rights in and to a petroleum extraction technology suitable to extract petroleum from Tar sands and other sand based ore bodies (the “Extraction Technology”);

WHEREAS, Vivakor and SFI desire to collectively enter into the business of extracting petroleum from Tar Sands using SFI’s Extraction Technology (the “Extraction Business”);

WHEREAS, the parties desire to form a new entity, VivaVentures Energy Group, Inc. (the “Company”), to conduct the Extraction Business and hold the Extraction Technology;

WHEREAS, SFI desires to assign all right, title and interest to the Company and the Company desires to accept, all of their respective rights, titles and interests as of the Extraction Technology and any other assets used in the operation of the Extraction Business (collectively, the “Assets”), as consideration for stock interest in the Company, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Vivakor desires to contribute the services and stock described below as consideration for stock of the Company, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the mutual representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         Certain Defined Terms.

(a)        As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such specified Person.

“Agreement” means this Agreement (including all Exhibits and Schedules hereto) as amended, supplemented or modified and in effect from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which federal banks are required or authorized by law to be closed.

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“Code” means the Internal Revenue Code of 1986, as amended through the date hereof, and the regulations thereunder, published by the IRS rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

“Enforceable” means, with respect to any contract or other agreement, that such contract or other agreement is the legal, valid and binding obligation of the Person in question, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

“Environmental Claims” means any and all actual or potential actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, notices of Liability or potential Liability, investigations, proceedings, consent orders or consent agreements or other obligations pursuant to a Governmental Order or contractual obligation to any Person relating in any way to any Environmental Law or any Permit issued thereunder.

“Family” means, with respect to an individual, (i) the individual, (ii) the individual’s spouse, (iii) any other natural Person who is related to the individual or the individual’s spouse within the second degree and (iv) any other natural Person who resides with such individual.

“Governmental Order” means any order, writ, subpoena, judgment, injunction, decree, stipulation, determination or award entered by or with any Regulatory Authority.

“Indebtedness” means, with respect to any Person, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premium (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement, (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP, (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) the liquidation value, accrued and unpaid dividends and prepayment or redemption premium (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person, (vi) all obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“IRS” means the Internal Revenue Service of the United States of America.

“Knowledge” when used in respect of any Person, is determined as follows: (i) an individual is deemed to have “Knowledge” of a particular fact or other matter if that individual is actually aware of that fact or matter; and (ii) a Person other than an individual is deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving or who has at any time served as a director, manager, officer or partner of that Person or owns an equity interest in that Person has, or at any time had, Knowledge of that fact or other matter (as set forth above).

“Legal Requirements” means all statutes, laws, rules, codes, ordinances, regulations, orders, judgments, decrees and Permits of any Regulatory Authority.

“Liability” means any Indebtedness or other liability or obligation, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, or determined or determinable.

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“Lien” means any lien (including the lien of any mortgage or deed of trust, any mechanic’s or materialmen’s liens and any judgment liens), pledge, hypothecation, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, right-of-way, covenant, encroachment, burden, option, lien, right of first refusal or other similar restriction.

“Material Adverse Effect” means any change or effect on (a) such party or its assets that is materially adverse to the condition (financial or otherwise), results of operations or prospects of such party or such party’s business, (b) the ability of such party to materially perform its obligations under any of the Transaction Documents or (c) the validity or enforceability of the Transaction Documents against any party hereto.

“Material Interest” means direct or indirect beneficial ownership of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

“Permits” means all licenses, consents, approvals, permits, registrations, certificates and determinations of need and other authorizations, if any, issued by any Regulatory Authority that are required or convenient to operate a party’s Business.

“Permitted Encumbrances” means: (a) Liens imposed by law for Taxes that are not yet due or that are being contested in good faith and for which adequate reserves have been set aside therefore or are secured by a bond; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens imposed by law, arising or incurred in the ordinary course of business consistent with past practice not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business consistent with past practice in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business consistent with past practice; (e) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (f)    easements, rights-of-way, restrictions, defects or other exceptions to title or other similar encumbrances incurred in the ordinary course of business consistent with past practice, which do not detract in any material respect from the value or marketability of the property subject thereto or substantially interfere with the ordinary conduct of business consistent with past practice; (g) Liens arising under the Material Agreements; and (h) Liens arising under the Operating Agreement.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

“Regulatory Authority” means all agencies, authorities, bodies, boards, commissions, institutions, instrumentalities, legislatures and offices of any nature whatsoever for any governing unit or political subdivision, whether foreign, federal, state, county, district, municipal, city or otherwise and whether now or hereafter in existence.

“Related Person” means, with respect to (a) a particular individual: (1) each other member of such individual’s Family; (2) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family; (3) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (4) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity) and (b) a specified Person other than an individual: (1) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; (2) any Person that holds a Material Interest in such specified Person; (3) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (4) any Person in which such specified Person holds a Material Interest; and (4) any Person which respect to which such specified Person serves as a general partner or trustee (or in a similar capacity).

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“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Regulatory Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes for any Person, or imposed on such Person with respect to another Person by contract, as transferee or successor, under U.S. Treasury regulation Section 1.1502-6 or any similar provision of any Legal Requirement.

“Tax Return” means all Tax returns, Tax reports, claims for a refund of Taxes, amended Tax returns and declarations of estimated Tax or other statement relating to Taxes and any schedule or attachments to any of the foregoing filed or maintained or required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Tax, including any amended filings.

“Transaction Documents” means this Agreement and each other instrument, document and agreement to be executed and delivered pursuant hereto.

Section 1.2         Rules of Construction. Unless the context otherwise requires:

(a)        References to Articles, Sections, Schedules and Exhibits shall refer to Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specified.

(b)       The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)        References to a “party” means a party to this Agreement and include references to such party’s successors and permitted assigns.

(d)        References to a “third party” means a Person not party to this Agreement.

(e)        The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(f)         All references to any time during a day refer to prevailing Eastern Time.

(g)        An accounting term not otherwise defined has the meaning assigned to it in accordance with, or shall otherwise be interpreted by reference to, GAAP.

(h)       References in the singular or to “him,” “her,” “it,” “itself,” or other like references and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular or the masculine, feminine or neuter reference, as the case may be.

(i)         The word “or” is not exclusive.

(j)         With respect to any matter or thing, the terms “including” or “includes” means “including but not limited to” such matter or thing.

(k)       Any definition of or reference to any Legal Requirement, agreement, instrument or other document herein shall be construed as referring to such Legal Requirement, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and any definition of or reference to any statute shall be construed as referring also to any rules and regulations promulgated thereunder.

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ARTICLE II

FORMATION, NAME, AND PRINCIPLE PLACE OF BUSINESS

Section 2.1         Formation. Vivakor and SFI (the “Parties”) do hereby agree to form the Company to operate the Extraction Business pursuant to the laws of a jurisdiction selected by the Parties in order for the Parties to carry on the purposes for which provision is made herein.

Section 2.2          Additional Documents and Agreements. The Parties shall execute such articles of organization, operating agreements, documents and certificates as may be required by the laws of the jurisdiction selected by the Parties in order for the Company to operate its business and shall do all other acts and things requisite for the continuation of the Company pursuant to applicable law.

Section 2.3         Name. The name and style under which the Company shall be conducted is:

“VIVAVENTURES ENERGY GROUP, INC.”

Section 2.4         Principal Place of Business. The Company shall maintain its principal place of business at such location as the Board of Directors may agree from time to time, which initially shall be Las Vegas, Nevada. The Company may re-locate its office from time to time or have additional offices as the Parties may determine.

Section 2.5         Shares of Common Stock. The Company will have two classes of capital stock, 800,000 shares of common stock the (“Common Stock”) and 200,000 shares of Series A Preferred Stock (the “Preferred Stock”).

Section 2.6         Board of Directors; Officers. The Company shall be managed by a Board of Directors which will consist of five members, of which Four will be appointed by Vivakor or and One of which will be appointed by SFI. The initial officers of the Company shall be Matthew Nicosia as Chief Executive Officer, Dr. Doug Carpenter as Chief Scientist and Tyler Nelson as Secretary.

ARTICLE III

CONTRIBUTIONS OF THE PARTIES

Section 3.1        Contribution of the Sustainable Fuels Incorporated Parties. On the terms and subject to the conditions set forth in this Agreement, the Sustainable Fuels Incorporated Parties will contribute all of their respective rights, titles and interests, legal and equitable, in and to the assets identified below (the “SFI Contribution”) to the Company, its successors and assigns, free and clear of all Liens other than Permitted Encumbrances, per the definitions outlined herein:

(a)        All ownership of the Extraction Technology and the Extraction Business; and

(b)        All future enhancements, improvements, modifications, supplements or additions to the Extraction Technology.

(c)       All rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by the Sustainable Fuels Incorporated Parties with respect to the Extraction Technology.

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Section 3.2         Contributions of Vivakor, Inc. On the terms and subject to the conditions set forth in this Agreement, Vivakor, Inc. will contribute:

(a)        20,000,000 shares of Series B Preferred Stock of Vivakor;

(b)        capital raising efforts and capital to finance the initial business and operations of the Extraction Business. The financial needs of the Company will be agreed by the Parties from time to time and VivaVentures Energy Group, Inc. shall identify prospective sources of capital, including but not limited to Vivakor. The parties acknowledge and agree that Vivakor has contributed $40,745.45 to the Company operation as of the date hereof (Initial Seed Capital) which the Company will reflect on its books accordingly. Vivakor will continue to contribute additional seed capital for preliminary mining activities based on achieving mutually agreed upon milestones.

Section 3.3         Consideration for the Contributions. In consideration for their respective contributions, the Company shall issue the following shares of interest:

(a)        Vivakor will be issued Eight Hundred Thousand (800,000) fully paid and non-assessable shares of Common Stock, representing one hundred percent (100%) of the outstanding common stock of the Company on a fully diluted basis, immediately following the Closing;

(b)       SFI will be issued 200,000 shares of Company Preferred Stock, which SFI may convert into 20,000,000 shares of Vivakor Series B Preferred Stock. Such conversion may be effectuated only once and for all shares of Common Stock (i.e. no partial conversions). Vivakor Series B Preferred Stock can be converted to Vivakor common stock at any tie commencing three years after the date of this Agreement. The shares of Vivakor common stock received upon any such conversion are subject to certain transfer and sale restrictions. All of the stock issued to SFI will remain in ledger and Corporate Trust until the white paper an successful patents have been filed assigning all technology to Vivakor or it’s assignees. SFI may sell once in any 90-day period a number of shares of Vivakor common stock equal to ten percent of the average trading volume during the ten days prior to the date of proposed. The Vivakor Series B Preferred Stock will be automatically converted into common stock upon a change of control of Vivakor;

(c)        SFI shall release all rights to any royalty previously discussed both verbally and in writing, as Vivakor is finishing the project and taking on the responsibility of further development due to the health condition of Dr. Carpenter.

Section 3.4        Company Assumed Obligations. Subject to the following sentence, the Company hereby assumes and agrees to pay, perform and discharge all of the obligations arising from or relating to (i) maintenance of the Extraction Technology, and (ii) other contractual obligations associated with the Extraction Business as may be unanimously agreed by the Parties from and after the Effective Date collectively, the “Assumed Obligations”). Notwithstanding the foregoing, the Company is not assuming any liabilities or obligations arising from or relating to the ownership of the Claims or the operation of the Extraction Business prior to the Closing, including Liability for Taxes (the “Excluded Liabilities”). For the avoidance of doubt, it is understood and agreed that each individual party, respectively, shall retain all liability for, and the Company shall not assume or have any obligation with respect to, any Excluded Liabilities.

Section 3.5         Closing. The closing of the transactions contemplated by this Agreement and the other Transaction Documents (the “Closing”) shall take place at the offices of Vivakor and shall be effective as of January 5, 2015 agree. The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 3.6         Capital Account and Tax Treatment. For purposes of determining the amount credited to the capital account of SFI, (i) the value of the SFI Contribution will be treated as being equal to $10,000,000, with the Vivakor Series B Preferred Stock issued to the Company pursuant to Section 3.2 will be $0.50 per share.

Section 3.7         Taking of Necessary Action; Further Action. Each of the Parties hereto will take all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the transactions contemplated hereunder in accordance with this Agreement as promptly as possible.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SFI AND SUSTAINABLE FUELS INCORPORATED

Sustainable Fuels Incorporated makes the following representations and warranties as of the date hereof and as of the Closing Date to the Company:

Section 4.1       Authority; Enforceability.

(a)        Sustainable Fuels Incorporated has all requisite power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other Transaction Documents executed or to be executed pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action. This Agreement and all other Transaction Documents executed or to be executed by SFI pursuant to this Agreement have been, at the time of their respective execution and delivery, duly executed and delivered by SFI.

(b)       This Agreement constitutes and, upon execution and delivery by Sustainable Fuels Incorporated, each of the Transaction Documents executed or to be executed by it will constitute, a valid and legally binding obligation of Sustainable Fuels Incorporated, enforceable against it in accordance with their respective terms.

Section 4.2        No Conflict or Violation. The execution and delivery by Sustainable Fuels Incorporated of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any order, judgment or decree of any Regulatory Authority or any Legal Requirement applicable to any of them is a party or (c) violate, conflict with or result in a breach of or constitute a default (or event that with the giving of notice or lapse of time or both, would become a default) under or give others any rights of termination, amendment, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of any either of them pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or instrument to which either of them is a party or to which any of the Assets are subject or affected.

Section 4.3         Consents and Approvals. Neither the execution nor delivery of this Agreement by either of them nor the consummation of the transactions contemplated hereby requires any consent, waiver, approval, license, authorization or Permit of or filing with or notification to, any Person.

Section 4.4 Title to Personal Property Assets; Assets Sufficient for Extraction Business.

(a)        Sustainable Fuels Incorporated has good and marketable title to all tangible and intangible personal property included in the Assets, free and clear of all Liens except for Permitted Encumbrances, including but not limited to the Extraction Technology.

(b)        The Assets constitute all of the assets, tangible and intangible, of any nature whatsoever (other than the Excluded Assets) necessary to operate the Extraction Business.

Section 4.5         Absence of Litigation. There are no claims, actions, proceedings or investigations pending, or, to the Knowledge of Sustainable Fuels Incorporated, threatened against the Extraction Technology, the Extraction Business or any of the Assets, and in the past five years there have been no claims, actions, proceedings or investigations against either Sustainable Fuels Incorporated, the Extraction Business, or the Acquired Assets, and neither of them nor any of the Assets are subject to any order, writ, judgment, injunction, decree, determination or award that have not already been disclosed to them, respectively. Neither Sustainable Fuels Incorporated knows of any basis for any action, proceeding or investigation by any Regulatory Authority relating the Assets or the Extraction Technology that has not been disclosed to them.

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Section 4.6         Intellectual Property Assets.

(a)        As used in this Agreement, the term “Intellectual Property Assets” means each of the following relating to or in connection with the Extraction Technology: (i) all fictitious business names and trade names, all registered and unregistered trademarks and service marks, and all trademark and service mark applications (collectively, “Marks”), (ii) all issued patents and reissues, divisions, continuations, and extensions of such patents, patents pending and applications for patents, patent disclosures docketed, and inventions and discoveries whether patentable or unpatentable (collectively, “Patents”), (iii) all copyrights in both published and unpublished works of authorship whether or not registered (collectively, “Copyrights”), and (iv) all know-how, trade secrets, confidential information, customer and supplier lists, software, technical information, data, database process technology, proprietary formulae, business and marketing plans, drawings, and blue prints (collectively, “Trade Secrets”); in each case owned, used or licensed by the contributing Parties of this agreement.

(b)        The Extraction Technology does not have any Intellectual Property Assets, or any license or other contract or agreement relating thereto (including agreements with current or former employees, consultants or contractors pertaining to Marks, Patents and Copyrights).

(c)       Sustainable Fuels Incorporated is the sole owners of or, to its Knowledge, possesses an adequate license or has the right to use without consideration, each Intellectual Property Asset necessary to conduct the Extraction Business, free and clear of all assignments, licenses, restrictions, Liens, charges or claims for infringement, and no such Intellectual Property Asset is subject to any outstanding order, decree, judgment, stipulation or charge. The Intellectual Property Assets are sufficient for the conduct of the Extraction Business as contemplated by the Parties. The rights of Sustainable Fuels Incorporated to the Intellectual Property Assets shall not be limited or otherwise affected by reason of the consummation of the transactions contemplated by this Agreement, whom shall maintain ownership and control of the Intellectual Property Assets, but give indefinite usage to the Company under the provisions of this Agreement.

(d)       None of the Intellectual Property Assets are subject to any maintenance fees or Taxes or actions due within 90 calendar days after the Closing. To the Knowledge of Sustainable Fuels Incorporated, no Mark, Patent or Copyright owned or used by either of them has been infringed or challenged or threatened in any way. No Intellectual Property Asset is involved in any interference, reissue, reexamination, opposition, invalidation or cancellation proceeding and, to their Knowledge, no such proceeding is threatened. To their Knowledge, the use of the Intellectual Property Assets by them does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill in any intellectual property asset of any other Person and in the past five years there have been no claims made, and neither of them has received, any notice of any claim or otherwise knows that any of the Intellectual Property Assets is invalid or conflicts with the asserted rights of any other Person.

Section 4.7         Material Contracts.

(a)        If applicable, set forth on Exhibit D is a true, correct and complete listing of the following contracts or agreements to which Sustainable Fuels Incorporated is a party (each, a “Material Contract”) that relates to the Claims or the Extraction Technology.

(b)       Sustainable Fuels Incorporated has delivered to the Company true and complete copies of all Material Contracts and neither of them is (and, to their Knowledge, no other party is) in breach of, in violation of or default under, any of the Material Contracts.

Section 4.8         Brokers. No broker, finder or investment banker is entitled to any brokerage, finders’ or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SFI and Sustainable Fuels Incorporated.

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Section 4.9          Compliance with Laws; Permits; Licenses.

(a)       Sustainable Fuels Incorporated is not, and has not been at any time in the past five years, in violation of any Legal Requirement or Governmental Order applicable to them or their business or by which any of the Assets is bound.

(b)        If applicable, a list of each Permit that is held by SFI will be contained herein, and constitute all of the Permits that are required to be obtained to conduct them or the Extraction Business as contemplated to be conducted. All of such Permits are valid and in full force and effect and, to their Knowledge, they are currently and have been during the last three years, operating in compliance therewith. Neither of them has received any notice of any violation of any Permits and none of them has any Knowledge of any pending or threatened notice of violation or any event, occurrence or condition that exists or upon consummation of the transactions contemplated by this Agreement will exist that with the giving of notice or the lapse of time or both would give rise to a material default thereunder.

(c)       There are no investigations, proceedings or sanctions pending or, to the Knowledge of Sustainable Fuels Incorporated, threatened before any Regulatory Authority that seek to limit, restrict, suspend, revoke or terminate any Permits or to impose any other remedy with respect to such licensure, and to their Knowledge no grounds exist for such limitation, restriction, suspension, revocation or termination.

Section 4.10       Books and Records. The books and records relating to the Claims and the Extraction Technology have been made available to the Company and set forth in all respects all material transactions affecting the Claims, the Extraction Technology and the Extraction Business, including all material items of income and expense, and such books and records are complete and correct and do not contain or reflect any material inaccuracies or discrepancies and have been properly kept and maintained in a manner consistent with sound business practices.

Section 4.11       Investment Representations.

(a)       Sustainable Fuels Incorporated is acquiring the Shares for investment purposes only, solely for its own account and not with a view to the sale or other distribution thereof, and has no contract, understanding, agreement or arrangement with any Person to transfer any of the Shares, and neither of them has any present intention to enter into any such contract, understanding, agreement or arrangement, notwithstanding Sustainable Fuels Incorporated's sole right and initiative to sell, distribute, or assign to individuals or entities that hold an operational role within or for Sustainable Fuels Incorporated, or are defined as a beneficiary to Sustainable Fuels Incorporated members upon death or disability of any Sustainable Fuels Incorporated member.

(b)       Sustainable Fuels Incorporated acknowledges that the Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available and that there are substantial restrictions on the transferability of the Shares under the Operating Agreement and that transfers of the Shares may be further restricted by applicable state securities laws, notwithstanding the provisions of Section 4.11.a. of this Agreement, which said exemptions and privileges shall gain the same right as the Parties under sections 3.2 and 3.4 of this Agreement. Sustainable Fuels Incorporated acknowledges that the availability of the exemptions relied upon by the Company in issuing the Shares to them are dependent upon the truth of their representations and warranties in this Agreement, and as set forth herein. Accordingly, it may be necessary for the Parties to submit a breakdown of the distribution and intent of assignment of said membership shares by the Closing date.

Section 4.12       Full Disclosure. No representation or warranty of Sustainable Fuels Incorporated in this Agreement contains any untrue statement of material fact or omits or will omit to state a material fact that is necessary to make the statements contained herein and therein not misleading.

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Section 4.13       Governmental Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of Sustainable Fuels Incorporated or any of their respective affiliates in connection with the execution, delivery and performance by them of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF VIVAKOR AND THE COMPANY

Each of Vivakor and the Company make the following representations and warranties as of the date hereof and as of the Closing Date to Sustainable Fuels Incorporated:

Section 5.1        Organization. Vivakor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own or lease the properties and assets now owned or leased by it.

Section 5.2        Authority. Vivakor has the requisite power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other Transaction Documents executed or to be executed by Vivakor or the Company pursuant to this Agreement and the consummation by Vivakor and the Company of the transactions contemplated hereby and thereby have been duly authorized. This Agreement and all other Transaction Documents executed or to be executed by Vivakor or the Company pursuant to this Agreement have been, at the time of their respective execution and delivery, duly executed and delivered by Vivakor and the Company. This Agreement constitutes and, upon execution and delivery by Vivakor and the Company, each of the Transaction Documents executed or to be executed by Vivakor the Company will constitute, a valid and binding obligation of Vivakor and the Company, Enforceable against Vivakor and the Company in accordance with its terms.

Section 5.3         No Conflict. The execution and delivery by Vivakor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of its certificate of formation, (ii) conflict with or violate any order, judgment or decree of any Regulatory Authority or any Legal Requirement applicable to Vivakor or (iii) violate, conflict with or result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both, would become a default) under or give others any rights of termination, amendment, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of Vivakor pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or instrument to which Vivakor is a party.

Section 5.4         Consents, Waivers and Approvals. Neither the execution and delivery of this Agreement by Vivakor nor the consummation of the transactions contemplated hereby by Vivakor or the Company require any consent, waiver, approval, license, authorization or Permit or filing with or notification to any Person.

Section 5.5          Absence of Litigation. There are no claims, actions, proceedings or investigations pending or, to the Knowledge of Vivakor, threatened against Vivakor; and, nor is Vivakor subject to any order, writ, judgment, injunction, decree, determination or award. Nor does Vivakor know of any basis for any action proceeding or investigation by any Regulatory Authority relating to Vivakor.

Section 5.6         Company Common Stock and Preferred Stock. Upon delivery of the Company Preferred Stock to Sustainable Fuels Incorporated and the Company Common Stock to Vivakor pursuant to and in accordance with the terms of this Agreement, each of them will acquire record and beneficial title to such shares free and clear of all Liens other than Permitted Encumbrances.

Section 5.7        Brokers. No broker, finder or investment banker is entitled to any brokerage, finders’ or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Vivakor.

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Section 5.8        Compliance with Laws; Permits; Licenses. Vivakor is not, and has not been at any time in the past three years, in violation of any Legal Requirement or Governmental Order applicable to its business.

Section 5.9         Books and Records. The books and records of Vivakor were made available to Sustainable Fuels Incorporated set forth in all respects all material transactions affecting VivaVentures Energy Group, Inc. or the Business, including all material items of income and expense, and such books and records are complete and correct and do not contain or reflect any material inaccuracies or discrepancies and have been properly kept and maintained in a manner consistent with sound business practices.

Section 5.10       Full Disclosure. No representation or warranty of Vivakor in this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact that is necessary to make the statements contained herein and therein not misleading.

Section 5.11       Governmental Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of any of Vivakor or any of its respective affiliates in connection with the execution, delivery and performance by Vivakor of this Agreement.

ARTICLE VI

COVENANTS

Section 6.1         Conduct of Company Business After the Closing Date. Unless the Parties otherwise agrees in writing:

(a)        Vivakor will contribute to the Company such amounts as SFI and Vivakor mutually agree are necessary to conduct the operation of the Business in the form of a loan;

(b)        Each contribution will be evidenced by a Promissory Note; and

(c)        All distribution or earnings or profits of the Company will be made in accordance with Section 6.2.

Section 6.2         Company Distributions. All dividends and distributions of Company earnings shall be made as follows (“Company Distributions”);

(a)        First, twenty percent (20%) of all Company Distributions shall be paid to Vivakor or other lenders until the loan amount has been reduced to zero; and

(b)       Second, after all Company expenses, reserves and capital expenditures, the distributions shall be made to the shareholders of the Company in proportion to their respective ownership of shares.

Section 6.3         Confidentiality. Unless expressly consented to in writing by the other parties, no party shall nor shall any such party permit any of its Affiliates, agents, representatives and employees to, directly or indirectly, disclose to any other Person, any trade secret, financial data, customer list, pricing or marketing policies or plans or other proprietary or confidential information relating to the other party, each of the parties’ Businesses, the Assets or the Assumed Obligations, except for such disclosures as may be required to comply with any Legal Requirement or Governmental Order. No party hereto nor its Affiliates shall disclose to any third party the financial terms of this Agreement, except for disclosures to their respective advisors, representatives or lenders, each of whom shall agree to keep such information confidential or disclosures as may be required to comply with any Legal Requirement or Governmental Order.

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Section 6.4         Regulatory and Other Authorizations, Consents.

(a)        Each party hereto shall use its commercially reasonable efforts to obtain all approvals, certifications, waivers, authorizations, consents, orders and approvals of all third parties, Regulatory Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such approvals, certifications, waivers, authorizations, consents, orders and approvals (collectively, the “Approvals”).

(b)       Upon the request of any party, the other party(ies) shall provide to such requesting party such reasonably requested information, reports, documentation, signatures and testimony that may be required in connection with obtaining any of the Approvals referenced herein.

Section 6.5        Public Announcements. The parties hereto will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to the Closing without the prior written consent of the other, except that such approval shall not be required for a public statement to the extent any party is advised by its legal counsel that such disclosure is required pursuant to any Legal Requirement or Governmental Order.

Section 6.6         Transfer Taxes; Fees and Expenses. All transfer, documentary, sales, use, value-added, stamp and registration Taxes, all conveyance fees, recording fees, deed stamps, deed excise, mortgage or deed of trust recording, assignment or intangible Taxes and all other such Taxes and fees (including any penalties and interest) incurred by Vivakor, the Company, Sustainable Fuels Incorporated in connection with any of the Asset transfer, Assumed Obligations assumptions and Shares issuance transactions under this Agreement shall be borne by the Company.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1         Conditions to Obligations of Sustainable Fuels Incorporated. The obligations of Sustainable Fuels Incorporated to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a)        Representations and Warranties; Covenants. (i) All of the representations and warranties Vivakor contained in this Agreement (considered collectively), and each of the representations and warranties (considered individually), shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects (except such representations as are qualified by materiality which shall be true and correct in all respects) as of the Closing Date; and (ii) all of the covenants and agreements contained in this Agreement to be complied with by Vivakor at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually) shall have been complied with in all material respects.

(b)       No Order or Proceedings. No Regulatory Authority shall have enacted, issued, promulgated, enforced, entered, proposed or introduced any Legal Requirement or Governmental Order, and there shall have not commenced any legal proceeding or any threatened proceeding, that has, or would have, the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions.

(c)        Deliveries. Vivakor and the Company shall have delivered to Sustainable Fuels Incorporated each of the following:

(i)             a certificate or certificates representing the Company Series A Preferred Stock; request;

(ii)            a proprietary rights agreement in such form as the Company may

(iii)           the Bylaws duly executed by the Parties; and

(iv)          such other documents as they may reasonable requested in connection with the transactions contemplated by this Agreement.

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(d)       Consents. If applicable, all consents, authorizations or approvals will be referred to on Schedule 4.4, in each case in form and substance reasonable satisfactory to Sustainable Fuels Incorporated, shall have been obtained and no such consent, authorization, approval or arrangement shall have been revoked.

Section 7.2         Conditions to Obligations of SFI and Vivakor. The obligations of Vivakor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a)        Representations and Warranties; Covenants. (i) All of the representations and warranties of SFI and Vivakor contained in this Agreement (considered collectively), and each of the representations and warranties (considered individually), shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects (except such representations as are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date; and (ii) all of the covenants and agreements contained in this Agreement to be complied with by either of them at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been complied with in all material respects.

(b)       No Order or Proceedings. No Regulatory Authority shall have enacted, issued, promulgated, enforced, entered, proposed or introduced any Legal Requirement or Governmental Order, and there shall not have commenced any legal proceeding or any threatened proceeding, that has, or would have, the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions.

(c)        Deliveries. SFI shall have delivered to the Company each of the following:

(i)             an Assignment, Assumption and Bill of Sale, duly executed by SFI;

(ii)            such documents and instruments as may be necessary to acknowledge indefinite usage of the Extraction Technology to the Company;

(iii)           any forms required to comply with IRS reporting requirements;

(iv)           a white paper from SFI regarding the technology and all lab books used to develop said technology;

(v)            Patent assignment form assigning all rights and ownership to Vivakor; SFI;

(vi)           a non-competition and non-solicitation agreement, duly executed by

(vii)         such other documents as Vivakor or VivaVentures Energy Group, Inc. may reasonably request in connection with the transactions contemplated by this Agreement.

ARTICLE VIII

TERMINATION AND WAIVER

Section 8.1         Termination. This Agreement may be terminated at any time prior to the Closing:

(a)        by the mutual written consent of the parties hereto;

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(b)        by any of Sustainable Fuels Incorporated on the one hand or Vivakor on the other if any Regulatory Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated hereby;

(c)        by Sustainable Fuels Incorporated in the event of a material breach by Vivakor of any representation, warranty or covenant contained herein that has not been cured with 15 Business Days of receipt of written notice from them or is not capable of being cured by the Closing Date; or

(d)        by Vivakor in the event of a material breach by Sustainable Fuels Incorporated of any representation, warranty or covenant contained herein that has not been cured with 15 Business Days of receipt of written notice from or is not capable of being cured by the Closing Date.

Section 8.2         Effect of Termination and Right to Proceed. In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate without further Liability on the part of any party (except as provided below). Notwithstanding anything contained herein to the contrary, included but not limited to, (a) no termination of this Agreement pursuant to Section 8.1 shall relieve a party for Liability as a result of such party’s breach of any representation, warranty or covenant set forth in this Agreement or any duty or obligation relating hereto prior to such termination and (b) such termination shall not constitute an election of remedies and the other parties may pursue whatever legal rights and remedies it may have at law or in equity against such party by reason of such breach or non-fulfillment. Any and all royalties paid to Sustainable Fuels Incorporated shall be deemed non- collectable and Sustainable Fuels will return the Vivakor Preferred Series B Stock to Vivakor.

ARTICLE IX

INDEMNIFICATION

Section 9.1        Survival. All representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of two (2) years. Notwithstanding the first sentence of this Section 9.1, any expiration of the survival period pursuant to such sentence shall not terminate or limit in any manner whatsoever any Damages any party has or may have for (i) fraud or (ii) knowing and intentional misrepresentations and knowing and intentional breaches of any provision of this Agreement. Notwithstanding the above provisions of this paragraph, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the above provisions if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time and then only with respect to the claim specified in such notice.

Section 9.2         Indemnification.

(a)        Subject to the provisions of this Article IX, Sustainable Fuels Incorporated, jointly and severally, hereby indemnify Vivakor and the Company (including their officers, directors, employees, Related Persons and agents) from and agree to hold Vivakor and the Company harmless against any and all losses, Liabilities, claims, damages and out-of-pocket expenses (including reasonable legal expenses) (“Damages”) that Vivakor and the Company may suffer or incur insofar as such Damages arise out of or are based upon (i) any Liabilities of either or both of them other than the Assumed Obligations, (ii) the inaccuracy of any representation or warranty (or a third party claim that, if valid, would constitute an inaccuracy of any representation or warranty) or (iii) a breach of any covenant or agreement made or to be performed by any of them; provided that Vivakor or the Company shall give Sustainable Fuels Incorporated written notice in respect of such claim for Damages (“Claim”) and if any such Claim shall have been made in writing by Vivakor or the Company prior to the termination of the applicable indemnification obligation, such termination shall not affect the indemnification obligation in respect of the particular matter as to which such Claim was made. It is expressly understood and agreed that the limitations on indemnification set forth in this Article IX shall not apply to any claim arising out of or based on fraud, knowing and intentional misrepresentations or knowing and intentional breaches.

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(b)       Subject to the provisions of this Article IX, effective as of the Closing, Vivakor and the Company hereby indemnifies Sustainable Fuels Incorporated (including each of their respective officers, directors, employees, Related Persons and agents) from and agrees to hold them harmless against any and all Damages that any of them may suffer or incur insofar as such Damages arise out of or are based upon the inaccuracy of any representation or warranty (or a third party claim that if valid, would constitute an inaccuracy of any representation or warranty) or a breach of any covenant or agreement made or to be performed by Vivakor or the Company; provided that they shall give Vivakor and the Company written notice in respect of such Claim and if any such Claim shall have been made in writing by Sustainable Fuels Incorporated prior to the termination of the applicable indemnification obligation, such termination shall not affect the indemnification obligation in respect of the particular matter as to which such Claim was made. It is expressly understood and agreed that the limitations on indemnification set forth in this Article I X shall not apply to any claim arising out of or based on fraud, knowing and intentional misrepresentations or knowing and intentional breaches.

Section 9.3         Procedure for Indemnification. The respective indemnification obligations of Sustainable Fuels Incorporated on the one hand and Vivakor and the Company on the other pursuant to Section 9.2 shall be conditioned upon compliance by Sustainable Fuels Incorporated on the one hand and Vivakor and the Company on the other with the following procedures for Claims:

(a)        The party seeking indemnification under Section 8.2 (the “Aggrieved Party”) agrees to give notice in writing to the party(ies) from whom indemnity is sought (the “Indemnifying Party”) of the assertion of any Claim or the commencement of any suit, action or proceeding in respect thereof for which indemnity may be sought under Section 9.2. The Indemnifying Party may participate in and control the defense of any third party suit, action or proceeding at its own expense, provided that the Indemnifying Party agrees in writing to be responsible for the full amount of the Aggrieved Party’s Damages attributable to such suit, action or proceeding. Except as otherwise provided in Section 9.3(b), the Aggrieved Party shall not settle any Claim in respect of which indemnity may be sought hereunder without the consent of the Indemnifying Party.

(b)        If the Indemnifying Party assumes the defense of any such Claim or action or proceeding in respect thereof, (i) it shall take all steps necessary in the defense or settlement thereof and shall hold the Aggrieved Party harmless from and against any and all Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment rendered in connection with such Claim, action or proceeding and (ii) the Aggrieved Party agrees to cooperate and make available to the Indemnifying Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or enter into any settlement, except, in either event, with the prior consent of the Aggrieved Party unless the judgment or settlement (w) does not provide for any remedy against the Aggrieved Party other than the payment of money, (x) the Indemnifying Party promptly pays all amounts required thereunder, (y) includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all Liability in respect of such claim or litigation and (z) such judgment or settlement could not be the basis of any claim or action by any third party (whether governmental or otherwise). If the Indemnifying Party assumes the defense of any such Claim or action or proceeding in respect thereof, the Aggrieved Party will have the right to participate in such litigation and to retain its own counsel at such Aggrieved Party’s own expense.

(c)       If the Indemnifying Party does not assume the defense of any such Claim, action or proceeding, the Indemnifying Party agrees to (i) cooperate and make available to the Aggrieved Party (A) all such books and records that are in the possession or control of the Indemnifying Party and (B) such officers, employees and agents of the Indemnifying Party that are reasonably necessary and useful in connection with the defense and (ii) promptly grant consent to any reasonable settlement.

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ARTICLE X

MISCELLANEOUS

Section 10.1       No Third-Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective heirs, permitted successors, permitted assigns or legal representatives any legal or equitable right, remedy or claim in respect of this Agreement or any provision herein contained, except to the extent expressly provided in this Agreement.

Section 10.2        Amendment; Waiver.

(a)        This Agreement may not be amended, modified, supplemented or restated, nor may any provision of this Agreement be waived, other than through a written instrument adopted, executed and agreed to by the parties hereto.

(b)        A waiver or consent, express or implied, to or of any breach or default by any party hereto in the performance by such party of its obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. Failure on the part of any party hereto to complain of any act of any other party hereto or to declare any other party hereto in default hereunder, irrespective of how long that failure continues, does not constitute a waiver by such party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 10.3       Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver all such future instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein. Without limiting the foregoing, if any of the Assets is not assignable, or if the Company is not vested with good title to any of the Assets, for any reason, the parties hereto shall cooperate with each other in any reasonable and lawful arrangements designed to provide the Company with the benefits and burdens of such Asset (or any right, benefit, obligation or duty arising thereunder, including the enforcement for the benefit of the Company of any and all rights of Sustainable Fuels Incorporated against a third party thereunder), notwithstanding the provisions of this agreement as otherwise delineated.

Section 10.4       Notices.

(a)        All notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)	if to Sustainable Fuels Incorporated Parties, to the following address:

Sustainable Fuels Incorporated, LLC
10124 Marchant Ave.
Tustin, CA 92872-1450
Tel: 714-742-6131
Fax:

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(ii)	if to Vivakor or the Company, to the following address:

Vivakor and VivaVentures Energy Group, Inc.
7700 Irvine Center Dr.
Irvine, CA 92618
Tel:949-887-6890
Fax:

with a copy (which shall not constitute notice) to:
Wilson & Oskam, LLP
9110 Irvine Center Drive
Irvine, CA 92618
Attention: Christopher Wilson, Esq.
Tel: (949) 752-1100 ext. 302
Fax: (949) 752-1144

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after the date of deposit with the delivery service.

(b)       Whenever any notice is required to be given by any Legal Requirement or this Agreement, a written waiver thereof, signed by the party entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 10.5      Specific Performance. Each party acknowledges that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that any MATERIAL breach of this Agreement by such party could not be adequately compensated in all cases by monetary damages alone. Therefore, to assure the other parties that they will obtain the bargained-for benefits of this Agreement, such party, in addition to any other right or remedy to which it may be entitled, shall also be entitled to obtain injunctive relief, including a decree of specific performance, and to obtain temporary, preliminary and permanent injunctive relief to enforce the provisions of this Agreement, without posting any bond or other undertaking and without the necessity of proving actual damages, except to the extent required by any court of competent jurisdiction.

Section 10.6       Entire Agreement; Supersedure. This Agreement, the other Transaction Documents and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, among the parties with respect to the subject matter hereof.

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Section 10.7       Governing Law; Venue.

(a)       THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)       The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada and the federal courts of the United States of America located in Nevada, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 10.4. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 10.8       Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Legal Requirements effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 10.9       Waiver of Punitive and Exemplary Damage Claims. EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, ANY ARBITRATION PROCEEDING.

Section 10.10     Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated herein, shall be paid by the party incurring such expense; provided, however, that in any action or proceeding brought by one party hereto against the other party(ies) hereto in connection with this Agreement, the reasonable, documented out-of-pocket fees and expenses (including without limitation reasonable attorneys’ fees) of the prevailing party in such action or proceeding shall be paid by the losing party.

Section 10.11     Headings. The descriptive headings used herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

Section 10.12     Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

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SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

VIVAKOR, INC.

/s/ Matthew Nicosia
Title:	CEO

SUSTAINABLE FUELS INCORPORATED

By:	/s/ Ray D. Carpenter

Title:	President

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